                                                                       EXHIBIT 1

                       THE SECURITIES SUBSCRIBED FOR UNDER
                     THIS AGREEMENT HAVE NOT BEEN REGISTERED
             UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT")
                 OR ANY STATE SECURITIES LAW AND THE TRANSFER OF
                 SUCH SECURITIES BY THE SUBSCRIBER IS RESTRICTED
            BY THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW


                             SUBSCRIPTION AGREEMENT

SUBMICRON SYSTEMS CORPORATION
6630 Hedgewood Drive, #150
Allentown, PA 18106

Ladies and Gentlemen:

                  In connection with this Subscription Agreement, the undersigned has read the Confidential Private Offering Memorandum dated December 2, 1998, including the exhibits attached thereto (collectively, the "Offering Memorandum"), of SubMicron Systems Corporation (the "Company"), relating to the offering (the "Offering") of a minimum of 4,000 Units (the "New Units"), each New Unit consisting of $1,000 in principal amount of 12% Series B Senior Subordinated Notes due February 1, 2002 (a "Series B Note") of the Company and warrants (the "Warrants") to purchase 5,000 shares of the Company's common stock, par value $.0001 (the "Common Stock"). The New Units, the Series B Notes, the Warrants and the shares of Common Stock to be issued upon exercise of the Warrants are hereinafter sometimes referred to as the "Securities."

                  1.      Subscription.

                          (a) The undersigned ("Subscriber") hereby subscribes
for and offers to purchase the number of New Units indicated on the Signature Page of the Subscription Agreement (this "Agreement") at $1,000 per New Unit, on the terms and conditions described herein and in the Offering Memorandum. Subscriber acknowledges that the Company reserves the absolute right to withdraw or terminate the Offering, without notice, in its sole discretion, to accept or reject any subscription for New Units in whole or in part and to allot less than the number of New Units subscribed for. It is understood that this subscription is not binding on the Company until the Company accepts it (in whole or in part), which acceptance is at the sole discretion of the Company, and will be evidenced by execution of this Agreement by the Company on the Acceptance Page hereto. The undersigned hereby acknowledges and agrees that once accepted by the Company, the Subscription hereunder (or if the Subscription is partially accepted, the amount so accepted) is irrevocable by the undersigned and that, except as required by law, the undersigned is not entitled to cancel, terminate or revoke this Agreement or any agreements of Subscriber hereunder.

                          (b) In payment for the New Units subscribed for,
Subscriber either is (i) accompanying this Agreement with a certified check payable to the Company in the amount of the purchase price for such New Units or
(ii) initiating a wire transfer in such amount, in accordance with the instructions provided by the Company.

                  2. Minimum Offering; Return of Payment if not Accepted; No Maximum Offering.

                          (a) Subscriber understands that unless a minimum of
4,000 New Units are subscribed for and accepted by the Company by December 31, 1998 (or January 31, 1999 if the Offering shall have been extended by the Company in its sole discretion) (the "Initial Closing Date"), the Offering will be withdrawn and all subscription documents and all payments, without interest, will be returned to the respective Subscribers.

                          (b) Subscriber understands that if a minimum of 4,000
New Units are subscribed for and accepted by the Company by the Initial Closing Date, the Company may thereafter continue to offer and sell New Units until March 31, 1999, unless extended by the Company in its sole discretion until June 30, 1999. There is no maximum number of New Units that may be offered and sold.

                          (c) The Company reserves the right, in its sole
discretion, to accept or reject any subscription, in whole or in part, whether before and after the Initial Closing Date. If the Company does not accept all or a portion of Subscriber's subscription, the Company will return, without interest, the amount of the Subscription not accepted.

                  3. Representations and Warranties of Subscriber. Subscriber hereby represents, warrants and covenants as follows:

                          (a) Subscriber has carefully read the Offering
Memorandum and has relied solely upon the Offering Memorandum and investigations made by or on behalf of Subscriber in making the decision to purchase the New Units and is familiar with the operations and financial condition of the Company. No person or entity has made any representations or warranties or furnished any sales or offering literature to Subscriber other than the Offering Memorandum.

                          (b) All documents, records and books pertaining to the
Company have been available for inspection by Subscriber, Subscriber's attorney, accountant and/or other representatives. Subscriber has been granted the opportunity to ask questions of, and has received answers satisfactory to it from, representatives of the Company concerning the terms of the New Units, the Company and its operations. The Subscriber also has been give the opportunity to obtain, and has obtained, all additional information which Subscriber deemed necessary to verify the accuracy of the information contained in the Offering Memorandum and to evaluate the merits and risks of an investment in the New Units.

                          (c) Subscriber is acquiring the New Units for
investment purposes only, for such Subscriber's own account and with such Subscriber's own funds and not for the account or with the funds of any other person and not with a view to the resale, assignment, fractionalization or distribution thereof, either in whole or in part. The Subscriber is not participating, either directly or indirectly, in an underwriting of the New Units and will not take, or cause to be taken, any action that would cause the Subscriber to be deemed to be an underwriter of the New Units as defined in
Section 2(11) of the Securities Act.

                          (d) Subscriber understands that no federal or state
agency or regulatory body, including without limitation, any federal or state securities commission, has approved or disapproved the New Units or passed upon or endorsed the merits of the Offering or this Offering Memorandum.

                          (e) If Subscriber is a trust, the trust's decision to
subscribe for and purchase any New Units has been directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act, and such person has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of an investment in the New Units, including without limitation, the federal, state and local tax effects with respect to a purchase of the New Units.

                          (f) Subscriber understands that (i) the Company has
not applied to register the New Units under the Securities Act or any applicable state securities laws, (ii) the New Units are being offered in this Offering by reason of exemptions from the registration requirements of the Securities Act and such laws, and (iii) the Securities may not be sold, pledged, assigned or otherwise disposed of by Subscriber in the absence of an effective registration statement for the applicable Securities under the Securities Act or unless an exemption from such registration is available.

                          (g) Subscriber has consulted with the Subscriber's own
legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by Subscriber in the New Units and the merits and risks of an investment in the Securities.

                          (h) Subscriber understands that there will be no
market for the New Units, the Series B Notes or the Warrants and that Subscriber may be precluded from selling or otherwise transferring or disposing of the Securities for an indefinite period of time or at any particular time, and may therefore have to bear the economic risk of investment in the New Units, the Series B Notes and/or the Warrants for an indefinite period of time.

                          (i) Subscriber recognizes that an investment in the
New Units involves a high degree of risk, and understands that any and all of the risk factors related to the purchase of New Units, including those set forth under the caption "Risk Factors" in the Offering Memorandum, as well as those described elsewhere in the Offering Memorandum, could individually, or in the aggregate, have a material adverse effect on the Company and the value of the Securities.

                          (j) If an individual, Subscriber represents that
Subscriber has adequate means of providing for Subscriber's current needs and possible personal contingencies and has no need for liquidity in the New Units, and can afford a complete loss of the investment in the New Units. Subscriber's commitment to illiquid investments is reasonable in relation to Subscriber's net worth.

                          (k) Subscriber understands that the New Units are
being offered and sold in reliance upon specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein and in the Confidential Purchaser Questionnaire accompanying this Agreement (the "Purchaser Questionnaire") in order to determine the applicability of such exemptions and the suitability of the undersigned to acquire the New Units.

                          (l) Subscriber will supply the Company with such other
facts as from time to time are deemed necessary or desirable in order to ascertain that no violation has occurred of any securities laws, including the Securities Act.

                          (m) Subscriber, if a corporation, a limited liability
company or a partnership was not formed specifically for the purpose of acquiring the New Units.

                          (n) Subscriber has such knowledge and experience in
financial and business matters that Subscriber is capable of evaluating the merits and risks of an investment in the New Units.

                          (o) Subscriber has the full right, power and authority
to enter into this Agreement. If other than an individual or individuals, Subscriber has taken all actions necessary to authorize fully the execution of this Agreement.

                          (p) Subscriber will inform the Company immediately by
telephone and in writing of any change in the information set forth herein occurring on or before the termination of the Offering.

                          (q) Subscriber is an "Accredited Investor" as such
term is defined in Rule 501 under the Securities Act, as evidenced in the Purchaser Questionnaire.

                          (r) The warranties and representations made by the
Subscriber hereunder shall survive the delivery of this Subscription Agreement and the purchase by Subscriber of the New Units subscribed for hereunder.

                  4. Representations and Warranties of the Company. All capitalized terms not otherwise defined herein are defined in Section 4(h).

                          (a) Each of the Company and its subsidiaries is a
corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it so to qualify or be licensed, except where the failure to be so qualified or licensed would not be reasonably likely to have a Material Adverse Effect.

                          (b) The Company has all requisite power and authority
to enter into and perform all of its obligations under the Series B Notes, the Warrants, the Security Agreement dated November 26, 1997, as amended (the "Security Agreement"), and this Agreement (collectively, together with the Continuing Guaranty dated November 26, 1997, as amended (the "Guaranty"), and the Patent Security Agreement dated November 26, 1997, as amended (the "Patent Security Agreement"), the "Transaction Documents"), to issue the Securities and to carry out the transactions contemplated hereby and thereby.

                          (c) The authorized capital stock of the Company
consists of 100,000,000 shares of Common Stock, $0.0001 par value, of which 19,690,979 shares were issued and outstanding as of October 1, 1998 and 5,000 shares of Preferred Stock of which 1,349 shares are designated Series A Convertible Preferred Stock (the "Preferred Stock"), and of which 95.85 shares were issued and outstanding as of October 1, 1998. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable.

                          (d) The Company has taken all actions necessary to
authorize it to enter into and perform all of its obligations under the Transaction Documents, to issue the Series B Notes and Warrants and to consummate the transactions contemplated hereby and thereby. Each of SubMicron Systems, Inc. and SubMicron Wet Process Stations, Inc. (collectively, the "Subsidiary Guarantors") have taken all actions necessary to authorize such Subsidiary Guarantor to enter into and perform all of its obligations under the Guarantee and the Security Agreements and to consummate the transactions contemplated hereby and thereby. The Transaction Documents to which the Company or a Subsidiary Guarantor is a party are legal, valid and binding obligations of the Company or such Subsidiary Guarantor, as applicable, enforceable against it in accordance with their respective terms, except for (i) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (ii) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

                          (e) Neither the execution or delivery of the
Transaction Documents nor the issuance, sale or delivery of the Securities, nor the performance by the Company or the Subsidiary Guarantors of their respective obligations under the Transaction Documents or the Securities nor the consummation of the transactions contemplated hereby and thereby, will:

                                    (i) violate any provision of the Articles or
                  Certificate of Incorporation and Bylaws, as currently in effect of the Company or any of its subsidiaries;

                                    (ii) violate any statute, law, rule or
                  regulation or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Company or any of its subsidiaries or any of their respective properties may be subject;

                                    (iii) permit or cause the acceleration of
                  the maturity of any debt or obligation of the Company or any of its subsidiaries in excess of $100,000 or the acceleration of which would be reasonably likely to result in a Material Adverse Effect; or

                                    (iv) violate, or be in conflict with, or
                  constitute a default under, or permit the termination of, or require the consent of any Person under, or result in the creation of any lien or encumbrance (a "Lien") upon any property of the Company or any of its subsidiaries under, any mortgage, indenture, loan agreement, note, debenture or other agreement for borrowed money or any other material agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries (or their respective properties) may be bound, other than the Liens created by the Transaction Documents and such violations, conflicts, defaults, terminations and Liens, or such failures to obtain consents, which would not be reasonably likely to result in a Material Adverse Effect.

                  (f) The net proceeds from the sale of the New Units hereunder will be used solely for the repayment of existing debt and for general corporate purposes, including working capital and the expenses incurred in connection with the transactions contemplated by the Transaction Documents.

                  (g) All indebtedness represented by the Series B Notes shall be subordinated in right of payment to Senior Indebtedness (as such term is defined in the form of Series B Note attached as Exhibit A to the Offering Memorandum and only to the extent and in the manner set forth in the Series B Notes), and the Company and its subsidiaries do not have any outstanding indebtedness (other than the Senior Indebtedness) to which the indebtedness represented by the Series B Notes is in any way subordinated; except for indebtedness secured by Permitted Liens.

                  (h) For the purposes of this Section 4, the following terms have the following meanings:

                  "Permitted Liens" means Liens in favor of banks and finance or leasing companies including, but not limited to, (i) purchase money liens upon or in any real or personal property (including fixture and other equipment) acquired or held by the Company or any subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition or improvement of such property, or Liens existing on such property at the time of its acquisition and (ii) liens securing capital leases or operating leases.

                    "Material Adverse Effect" means (i) any material adverse effect whatsoever upon the validity, perfection or enforceability of the Transaction Documents, (ii) any material adverse effect on the results of operations, financial condition, properties, assets, business or prospects of the Company and its subsidiaries, taken as a whole, or (iii) any material adverse effect on the ability of the Company or the Subsidiary Guarantors to fulfill their obligations under the Transaction Documents and any instrument governing indebtedness of the Company or a subsidiary incurred as of the Closing Date, or any document contemplated hereby or thereby.

                    "Security Agreements" means the Security Agreement and the Patent Security Agreement.

                  5. Covenants of the Company.

                          (a) The Company shall deliver to the holders of Series
B Notes within 15 days after it files them with the Securities and Exchange Commission (the "SEC") copies of any reports, proxy statements and other information which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act of 1934.

                          (b) The Company covenants and agrees (to the extent
that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforce, which may affect the covenants or the performance of its obligations under this Agreement or the Securities; and the Company (to the extent it may lawfully do so) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the holders of Series B Notes, but will suffer and permit the execution of every such power as though no such law has been enacted.

                          (c) The Company will do or cause to be done all things
necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its subsidiaries in accordance with the respective organizational documents of each of them and the corporate rights (charter and statutory), licenses and franchises of the Company and its subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or corporate existence, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the holders of the Series B Notes.

                          (d) The Company and its subsidiaries will not engage
in businesses which are not of the same general type as conducted by the Company and its subsidiaries on the date hereof or businesses which do not have a substantial connection thereto.

                    6. Legend. Subscriber understands and agrees that any instrument or certificate representing or relating to any of the Securities may bear such legends as the Company, in its sole discretion, deems necessary or advisable in order to facilitate compliance with the Securities Act and any applicable state securities laws, including without limitation, the legend in substantially the form set forth below:

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND SUCH SECURITIES MAY NOT

                           BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS.

                  7. Indemnification. Subscriber recognizes that the sale of New Units to Subscriber is based upon Subscriber's representations and warranties as set forth herein, and on the information provided by Subscriber in Subscriber's Purchaser Questionnaire, a copy of which is attached to the Offering Memorandum as Exhibit D and is being tendered herewith. Subscriber hereby agrees to indemnify and hold harmless the Company, its directors, employees, agents, representatives and affiliates, and their respective successors and assigns, from and against all liability, damage, cost or expenses (including reasonable attorneys' fees) which: (a) arise out of or are due to a breach of the warranties and representations made by Subscriber or the inaccuracy, incompleteness or other defect in the information provided therein or in the Purchaser Questionnaire; or (b) arise after the consummation of the Offering, as a result of the sale or distribution of the Securities subscribed for hereby, or any interest therein, or Subscriber's violation of any federal and state securities laws or any other applicable laws. All such representations and warranties shall survive the consummation of the transactions contemplated hereby.

                  8. Acceptance by the Company; Binding Agreement. Subscriber understands that this subscription may be accepted or rejected, in whole or in part, by the Company, in its sole and absolute discretion, and that no subscription for New Units will be binding until accepted by the Company. In the event this subscription is rejected in whole, the instruments and documents delivered herewith and the consideration tendered for the New Units, without interest thereon, will be returned to Subscriber, and all of the obligations of Subscriber hereunder shall terminate. In the event this subscription is rejected in part, the consideration tendered in respect of the portion not accepted, without interest thereon, will be returned to Subscriber. Upon acceptance by the Company, this Subscription Agreement, and all of the obligations of Subscriber hereunder and all of the representations and warranties by Subscriber herein, shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of Subscriber; provided, however, that this Subscription Agreement is transferable or assignable by Subscriber only with the Company's prior express written consent, which may be withheld for any reason.

                  9. Miscellaneous Provisions.

                          (a) This Subscription Agreement shall be construed in
accordance with and governed in all respects by the laws of the State of Delaware, without regard to any conflict of law provisions.

                          (b) This Agreement and the representations,
acknowledgments, warranties and agreements set forth herein shall be binding upon and shall inure to the benefit of the Subscriber, and Subscriber's successors, assigns, heirs and legal representatives. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns.

                          (c) This Agreement, together with the Purchaser
Questionnaire and the Securities, represents the entire agreement of the Subscriber and the Company with respect to the subject matter hereof. This Agreement may not be modified except by writing signed by Subscriber and the Company.

                          (d) This Agreement may be executed in counterparts,
each of which shall constitute an original and which together shall constitute a single agreement.

                          (e) If any provision of this Agreement shall be
invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.